Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

BRIDGE CREDIT AGREEMENT

This FIRST AMENDMENT TO BRIDGE CREDIT AGREEMENT, dated as of July 11, 2018 (this “Amendment”), among 21st Century Fox America, Inc., a Delaware corporation (the “Borrower”), Twenty-First Century Fox, Inc., a Delaware corporation (the “Parent Guarantor”) and the Lenders under the Credit Agreement (each as defined below) party hereto amends the Bridge Credit Agreement, dated as of December 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all Schedules and Exhibits thereto, the “Credit Agreement”) by and among, inter alios, the Borrower, the Parent Guarantor, the lenders party thereto from time to time (hereinafter collectively referred to as the “Lenders”), and J.P. Morgan Europe Limited, as designated agent (the “Designated Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has appointed each of Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A. to act as joint lead arranger and joint bookrunner with respect to the Amendment (each a “First Amendment Arranger” and, collectively, the “First Amendment Arrangers”) and each First Amendment Arranger has agreed to act in such roles;

WHEREAS, the Borrower, the Parent Guarantor and the Lenders party hereto constituting the Required Lenders wish to amend the Credit Agreement as set forth herein;

WHEREAS, the Borrower and the Parent Guarantor have requested that certain of the Lenders (such Lenders, the “Additional Lenders”) provide additional Tranche 1 Commitments in an aggregate principal amount of £3,125,000,000 (the “Additional Tranche 1 Commitments”), which shall be available starting on the First Amendment Effective Date (as defined below) and structured as an increase in the principal amount of Tranche 1 Commitments under the Credit Agreement; and

WHEREAS, each Additional Lender has agreed on a several and not joint basis to provide Additional Tranche 1 Commitments in the aggregate principal amount set forth opposite its name on Schedule I hereto subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Parent Guarantor and the Lenders party hereto hereby agree as follows:

Section 1.    Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.

Section 2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the following amendments shall be made to the Credit Agreement:

(a)    Amended Definitions. The below definitions as set forth in Section 1.01 of the Credit Agreement are amended as follows:

(i)    The definition of “Fee and Syndication Letter” is amended and restated in its entirety as follows:

““Fee and Syndication Letter” means a collective reference to (a) that certain Fee and Syndication Letter, dated as of December 15, 2016, by and among the Borrower, the Agents and the Initial Lenders and (b) that certain Supplemental Fee and Syndication Letter, dated as of the First Amendment Effective Date, by and among the Borrower, the Agents and the Additional Lenders (as defined in the First Amendment).”

(ii)    The definition of “Materially Adverse Amendment” is amended and restated in its entirety as follows:

““Materially Adverse Amendment” means a modification, amendment or waiver to or of the terms or conditions of the Scheme or Takeover Offer (as the case may be) compared to the terms and conditions that were included in the Original Press Release as amended or superseded by the draft of the Press Release or Offer Press Announcement (as the case may be) delivered pursuant to Section 4(d) of the First Amendment that is materially adverse to the interests of the Lenders, it being acknowledged (except as otherwise agreed in writing by the Arrangers) that a change to the consideration (other than to the extent the consideration consists of cash (in an amount per Target Share not greater than the amount already offered), common stock of the Parent Guarantor or a combination of the two) for the Target Shares would be materially adverse to the Lenders, but that a waiver of a pre-condition which then becomes a condition to be satisfied in connection with the Target Acquisition would not be materially adverse to the interests of the Lenders, and provided that any modification, amendment or waiver required pursuant to the City Code or by a court of competent jurisdiction or the Panel shall not be a Materially Adverse Amendment.”

(iii)    The definition of “Offer Documents” is amended and restated in its entirety as follows:

““Offer Documents” means the Takeover Offer Document, the Original Press Release and the Offer Press Announcement.”

(iv)    The definition of “Original Press Release” is amended and restated in its entirety as follows:

““Original Press Release” means the announcement made on December 15, 2016 by the Parent Guarantor and the Target pursuant to Rule 2.7 of the City Code.”

(v)    The definition of “Press Release” is amended and restated in its entirety as follows:

““Press Release” means a press announcement released by or on behalf of the Borrower announcing a revision to the terms of the Target Acquisition to be effected by a Scheme and setting out the terms and conditions of such revision.”

(vi)    The definition of “Scheme Documents” is amended and restated in its entirety as follows:

““Scheme Documents” means, collectively, (a) the Scheme Circular, (b) the Original Press Release, (c) the Press Release, (d) the Scheme Resolutions and (e) any other document issued by or on behalf of Target to its shareholders in respect of the Scheme and any other document designated as a “Scheme Document” by the Designated Agent and the Parent Guarantor, the Borrower or any Acquisition Co (if any).”

(vii)    The definition of “Tranche 1 Commitment” is amended and restated in its entirety as follows:

““Tranche 1 Commitment” means, as to any Lender, the commitment of such Lender to make an Advance pursuant to Section 2.01, as such commitment may be reduced from time to time pursuant to the terms hereof. The initial amount of each Lender’s Tranche 1 Commitment is (a) the amount set forth in the column labeled “Tranche 1 Commitment” opposite such Lender’s name on Schedule I hereto and (b) the amount set forth in the column labeled “Additional Tranche 1 Commitment” opposite such Lender’s name on Schedule I to the First Amendment or, in either case, (c) if such Lender has entered into any Assignment and Assumption, the amount set forth for such Lender in the Register maintained by the Designated Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.04. As of the First Amendment Effective Date, the aggregate amount of the Tranche 1 Commitments is £10,825,000,000.”

(b)    Additional Definitions. The following definitions shall be inserted in alphabetical order in Section 1.01 of the Credit Agreement:

“Additional Tranche 1 Commitments” has the meaning set forth in the First Amendment, which, following the First Amendment Effective Date, shall constitute Tranche 1 Commitments hereunder.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment” means that certain First Amendment to Bridge Credit Agreement, dated as of July 11, 2018, by and among the Parent Guarantor, the Borrower, the Additional Lenders (as defined therein) party thereto, the other Lenders party thereto and the Designated Agent.

“First Amendment Effective Date” means the “First Amendment Effective Date” under and as defined in the First Amendment, which occurred on July 11, 2018.

(c)    Amended Sections.

(i)    Clause (a) of Section 2.03 of the Credit Agreement is amended to add the following phrase at the end thereof “provided, further, however, that Commitment Fees in respect of the Additional Tranche 1 Commitments shall begin to accrue on the First Amendment Effective Date”.

(ii)    Clause (b)(ii) of Section 3.02 of the Credit Agreement is amended by deleting the words “Press Release” and substituting by the following words “Original Press Release as amended or superseded by the Press Release”.

(iii)    Clause (c)(ii) of Section 3.02 of the Credit Agreement is amended by deleting the words “Offer Press Announcement” and substituting by the following words “Original Press Release as amended or superseded by the Offer Press Announcement”.

(iv)    Clause (o) of Section 4.01 of the Credit Agreement is amended by adding the following phrase after the words “Press Release”: “, the Original Press Release”.

(v)    Clause (i)(vi) of Section 5.01 of the Credit Agreement is amended and restated in its entirety as follows:

“KYC Information. Promptly following any request therefor, information and documentation reasonably requested by the Designated Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.”

(vi)    Clause (k)(i) of Section 5.01 of the Credit Agreement is amended and restated in its entirety as follows:

“(i)    Issue a Press Release or, as the case may be, an Offer Press Announcement (in the form delivered to the Designated Agent pursuant to Section 4(d) of the First Amendment, subject to such amendments as are not Materially Adverse Amendments or have been approved by the Arrangers in writing acting reasonably (such approval not to be unreasonably withheld, delayed or conditioned)) within 2 Business Days of the First Amendment Effective Date.”

(vii)    Clause (k)(iv) of Section 5.01 of the Credit Agreement is amended and restated in its entirety as follows:

“(iv) Except as consented to by the Arrangers in writing (such consent not to be unreasonably withheld, delayed or conditioned) and save to the extent that following the issue of a Press Release or an Offer Press Announcement the Parent Guarantor, the Borrower or any Acquisition Co elects to proceed with the Target Acquisition by way of Takeover Offer or Scheme respectively, ensure that (i) if the Target Acquisition is effected by way of a Scheme, the Scheme Circular corresponds in all material respects to the terms and conditions of the Scheme as contained in the Original Press Release as amended or superseded by the Press Release to which it relates or (ii) if the Target Acquisition is effected by way of a Takeover Offer, the Takeover Offer Document corresponds in all material respects to the terms and conditions of the Takeover Offer as contained in the Original Press Release as amended or superseded by the corresponding Offer Press Announcement, subject in the case of a Scheme to any variation required by the Court and in either such case to any variations which are not Materially Adverse Amendments.”

Section 3.    Additional Tranche 1 Commitments.

(a)     Subject to the satisfaction of the conditions set forth in Section 4 hereof, each Additional Lender hereby acknowledges and agrees that it has an Additional Tranche 1 Commitment in the amount set forth next to its name on Schedule I attached hereto and agrees to make its pro rata share of any Advances to the Borrower in accordance with the terms and conditions of the Credit Agreement as amended hereby.

(b)    On the First Amendment Effective Date, (i) each Additional Tranche 1 Commitment shall be deemed for all purposes a Tranche 1 Commitment and (ii) each Additional Lender shall be a Lender with respect to each Additional Tranche 1 Commitment and all matters relating thereto.

Section 4.    Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “First Amendment Effective Date”):

(a)    Executed Amendment. The Designated Agent shall have received one or more counterparts of this Amendment duly executed by (i) each Loan Party, (ii) the Lenders constituting Required Lenders and (iii) each Additional Lender.

(b)    Fees and Expenses. The First Amendment Arrangers and the Designated Agent shall have received (or other arrangements acceptable to the First Amendment Arrangers and the Designated Agent shall have been made for) payment of all fees and expenses then due and payable on or prior to the First Amendment Effective Date including those set forth in the Supplemental Fee and Syndication Letter, dated as of the date hereof, by and among the Borrower and the First Amendment Arrangers (including all reasonable attorney costs of the First Amendment Arrangers and Designated Agent), subject in the case of any expenses to be paid to the Borrower receiving an invoice with respect thereto.

(c)    Closing Deliverables. The Designated Agent shall have received on or before the First Amendment Effective Date, each dated on or about such date:

(i)    Certified copies of (A) the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of each Loan Party, certified as of a recent date by the Secretary of State (or comparable authority) of its jurisdiction of organization or formation including a certification that the same has not been amended since the date of such certification, (B) the bylaws, operating agreement or similar governing document of each Loan Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate and (C) the resolutions or similar authorizing documentation of the governing bodies of each Loan Party authorizing the incurrence of the Additional Tranche 1 Commitments and such Person to enter into and perform its obligations under the Loan Documents to which it is a party;

(ii)    A good standing certificate or similar certificate dated a date reasonably close to the First Amendment Effective Date from the jurisdiction of organization or formation of each Loan Party, but only where such concept is applicable;

(iii)    A certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of the Responsible Officers of such Loan Party authorized to execute and deliver this Amendment and the other documents to be delivered by it hereunder; and

(iv)    A favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Designated Agent.

(d)    Press Release. The First Amendment Arrangers shall have received a copy, certified by the Borrower, of a revised draft of the Press Release or Offer Press Announcement (as applicable, depending upon whether it is proposed to effect the Target Acquisition by way of a Scheme or Takeover Offer) in the form in which it is proposed to be issued, in each case, in form and substance reasonably satisfactory to the First Amendment Arrangers; provided, that the draft provided to the First Amendment Arrangers as of the date hereof and prior to the occurrence of the First Amendment Effective Date is satisfactory.

The Designated Agent and Lenders, as applicable, hereby irrevocably confirm that the above conditions have been satisfied and the First Amendment Effective Date has occurred as of the date hereof.

Section 5.    Representations and Warranties. To induce the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Designated Agent and Lenders that, as of the First Amendment Effective Date:

(a)    The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any material applicable law or contractual restriction binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

(b)    All authorizations or approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body or any other third party that are required to be obtained or made by the Loan Parties for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment.

(c)    This Amendment has been duly executed and delivered by each Loan Party party hereto. This Amendment is the legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

(d)    Immediately prior to and after giving effect to the terms, conditions, and provisions of this Amendment, no Default or Event of Default exists.

(e)    The representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to this Amendment, as though made on and as of the First Amendment Effective Date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date).

Section 6.    Miscellaneous.

(a)    Confirmation of Loan Documents. Each Loan Party hereby covenants and agrees that, except as expressly amended and/or modified by this Amendment, all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect. After giving effect to this Amendment, each Loan Party reaffirms its guaranty of the Guaranteed Obligation, which Guaranteed Obligations shall continue in full force and effect during the term of the Credit Agreement (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby. On and after the date hereof, this Amendment shall for all purposes constitute a “Loan Document”. Each reference to a “Commitment” shall be deemed to include the Additional Tranche 1 Commitments hereunder and all other related terms will have the correlative meanings mutatis mutandis.

(b)    Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Designated Agent under the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby.

(c)    Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)    Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrower, the Parent Guarantor, the Designated Agent and the Lenders and their respective successors and assigns.

(e)    References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)    Miscellaneous. This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.08, 9.09, 9.10, 9.11, 9.17 and 9.18.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

21ST CENTURY FOX AMERICA, INC.,
as Borrower

By:	/s/ Janet Nova
	Name:	Janet Nova
	Title:	Executive Vice President and Deputy General Counsel

TWENTY-FIRST CENTURY FOX, INC.,
as Parent Guarantor

By:	/s/ Janet Nova
	Name:	Janet Nova
	Title:	Executive Vice President and Deputy Group General Counsel

Signature Page to First Amendment

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Signature Page to First Amendment

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender and an Additional Lender

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Signature Page to First Amendment

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as a Lender and an Additional Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., LONDON BRANCH
as a Lender and an Additional Lender

By:	/s/ Andres Korin
	Name:	Andres Korin
	Title:	Vice President

Signature Page to First Amendment

J.P. MORGAN EUROPE LIMITED,
as Designated Agent

By:	/s/ Andres Korin
	Name:	Andres Korin
	Title:	Vice President

Signature Page to First Amendment

Schedule I (Additional Tranche 1 Commitments)

Additional Lenders	Additional Tranche 1 Commitments
GOLDMAN SACHS LENDING PARTNERS LLC	£1,041,666,666.67
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH	£1,041,666,666.67
JPMORGAN CHASE BANK, N.A., LONDON BRANCH	£1,041,666,666.66
Total	£3,125,000,000.00